Exhibit 99.1
China Bilingual Announces
Engagement of Chief Financial Officer

TAIYUAN CITY, China, November 5, 2010 -- (GLOBE NEWSWIRE) -- China Bilingual Technology & Education Group Inc. (OTCBB: CBLY) ("China Bilingual" or the "Company"), an education company that owns and operates high-quality, K-12 private boarding schools in China, announced today that Michael Toups has joined the Company as its Chief Financial Officer. Founded in 1998, the Company currently operates two schools encompassing kindergarten, elementary, middle and high school levels with over 9,000 students and 1,300 faculty and staff.  Mr. Toups will have overall leadership responsibility for the Company’s finance and reporting functions.

“We are very pleased to have Michael as part of our management team,” said Ren Zhiqing, Chairman and CEO of China Bilingual. “As we begin to navigate the new opportunities and challenges that come with being a publicly traded company, we will work closely with Michael to take advantage of his broad financial and public company expertise, knowledge of U.S. capital markets, and prior experience in the Chinese business world. We value Michael’s strategic insight and hope to develop an open, long-lasting, and mutually beneficial relationship with him as we continue pursuing rapid growth in our schools and further develop our business model.”

Mr. Toups is an accounting and corporate finance executive with 20 years of experience in senior business management and specialties in business strategy, M&A and international trade. He has middle-market corporate finance experience across a variety of industries as both principal and advisor and has served as the CFO, COO, and Director of private and publicly traded companies. His expertise includes PCAOB audits, SEC reporting and Sarbanes-Oxley compliance. Mr. Toups is also well-versed in Chinese business practices and has directed strategic business planning for Asia-based companies. Mr. Toups holds an MBA in Finance from the University of Notre Dame and a BBA in Finance from Texas Christian University.

Mr. Toups commented, “China Bilingual is an exciting opportunity in the education space in China. As a leading pioneer in private education in China, Mr. Ren has established a strong reputation for academic excellence. Our schools are number one in their respective regions for college entrance exam scores, and the Company is looking forward to expanding its curriculum and business model to other cities. I am very proud to be a part of Mr. Ren’s team to help grow the Company.”

About China Bilingual Technology & Education Group Inc.

China Bilingual Technology and Education Group, Inc. is an education company that owns and operates high-quality, K-12 private boarding schools in China. Founded in 1998, the Company currently operates two schools encompassing the kindergarten, elementary, middle and high school levels with over 9,000 students and 1,300 faculty and staff.

The Company’s schools are located in Shanxi and Sichuan Provinces and provide students with an innovative and high-quality education with a focus on fluency and cultural skills in both Chinese and English. The schools regularly rank among the top schools in their respective regions for college entrance rates and national college entrance exam scores. The Company’s schools have earned excellent teaching reputations and are recognized for the success of their students and strong faculty.

As China experiences rapid industrialization and economic growth, the government is focused on education as a means to increase worker productivity and raise the standard of living. Parents in China’s new middle and upper classes are sending their children to receive private school education to give them an advantage in China’s increasingly competitive workforce. The Company’s sector in education is not subject to corporate income tax, and the Company anticipates its growth will come from both organic growth through increased enrollment and expansion of its business model and teaching methods into new schools to be acquired by the Company.

Forward-Looking Statements

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, product demand, market competition, and risks inherent in our operations. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. For additional information, readers should carefully review reports or documents the Company files periodically with the Securities and Exchange Commission.

Contact:

At the Company:
Michael Toups, Chief Financial Officer
U.S. Office +1 727-641-1357
miketoups@gmail.com

Investor Relations:
Dave Gentry, U.S.
RedChip Companies, Inc.
Tel: +1-800-733-2447, Ext. 104
Email: info@redchip.com

Jing Zhang, China
RedChip Beijing Representative Office
Tel: +86 10-8591-0635
Web: http://www.RedChip.com

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SOURCE: China Bilingual Technology & Education Group Inc.